Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-237429, 333-210378, 333-207953, 333-203544 and 333-232185) on Form S-8 and in the registration statements (No. 333-230468, 333-211731 and 333-234240) on Form S-3 of Riverview Financial Corporation of our report dated March 11, 2021, with respect to the 2020 consolidated financial statements, appearing in Riverview Financial Corporation’s 2020 Annual Report on Form 10-K.

/s/ Crowe, LLP

Washington, D.C.
March 11, 2021

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